November 3, 1994







Kansas City Power & Light Company
1201 Walnut Street
Kansas City, MO  64106

Ladies and Gentlemen:

      I refer to the proposed issuance and sale by you of up to $125,000,000 of Secured Medium-Term Notes (the "Notes") under the Registration Statement
(Form S-3) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Notes will be secured by the issuance of the Company's mortgage bond in an amount which will at all times be equal to the outstanding principal amount of the Notes (the "Pledged Bond").

      I am familiar with the proceedings to date with respect to such records, documents and matters of law and satisfied myself as to such matters of fact as I have considered relevant for purposes of this opinion.

      I am of the opinion that

      1. Kansas City Power & Light Company (the "Company") is a corporation duly organized and existing under the laws of the State of Missouri, and duly authorized and qualified to transact the business in which it is engaged in the States of Missouri and Kansas.

      2. The (a) Supplemental Indenture to the General Mortgage Indenture and Deed of Trust creating the Pledged Bond to secure the Notes
           (Exhibit 4-i); and (b) Indenture between the Company and The Bank of New York creating the Notes (Exhibit 4-j are in due legal form.

      3.   The proposed forms of (a) the Pledged Bond in Exhibit 4-i and
           (b) the Notes in Exhibit 4-j are in due legal form.

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Kansas City Power & Light Company
November 3, 1994
Page 2


      4. When (a) appropriate regulatory authority has been issued; (b) the Registration Statement shall have become effective; (c) the issuance of the Notes and Pledged Bond have been duly authorized by the Board of Directors of the Company; (d) the indenture for the Notes and supplemental indenture for the Pledged Bond have been executed by the proper parties and have been duly recorded; and (e) the Notes and Pledged Bond have been authenticated and issued for money paid, labor due, or property actually received, all in accordance with appropriate regulatory authorizations:

            (i) the Notes and Pledged Bond will be legally issued, fully paid, non-assessable and binding obligations of the Company, with the express terms and provisions as set forth in the appropriate indenture and supplemental indenture, respectively; and

           (ii) no approvals, other than those referred to above, will be required in connection with the creation and issuance of the Notes and Pledged Bond.

      I hereby consent to the use of this opinion as an exhibit to the above-mentioned Registration Statement.

                                      Sincerely,


                                      /s/ Jeanie Sell Latz

                                      Jeanie Sell Latz